CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated September 17, 1998 in the Registration Statement (Form N-1A) of Zurich Money Funds and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 45 to the Registration Statement under the Securities Act of 1933 (File No. 2-51992) and in this Amendment No. 45 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2527).


                                                               ERNST & YOUNG LLP


Chicago, Illinois
November 25, 1998

                         REPORT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Zurich Money Funds

We have audited the accompanying statement of assets and liabilities, including the portfolios of investments, of Zurich Money Market Fund, Zurich Government Money Fund and Zurich Tax-Free Money Fund, comprising Zurich Money Funds, as of July 31, 1998, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1989. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of July 31, 1998, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds comprising Zurich Money Funds at July 31, 1998, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the fiscal periods since 1989, in conformity with generally accepted accounting principles.


                                                               ERNST & YOUNG LLP


Chicago, Illinois
September 17, 1998

                                       2